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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in the Form 10-K, as filed April 2, 2001, into the Company's previously filed Registration Statement Nos. 333-92341, 333-37500 and 333-56102 on Form S-8.

                      ARTHUR ANDERSEN LLP

Portland, Oregon,
  April 27, 2001

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EXHIBIT 23